SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 17, 2004

Transkaryotic Therapies, Inc.
(Exact name of registrant as specified in charter)

Delaware	000-21481	04-3027191
(State or other juris- diction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

700 Main Street, Cambridge, Massachusetts		02139
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:  (617) 349-0200

(Former name or former address, if changed since last report)

Item 5.  Other Events and Required FD Disclosure.

On May 4, 2004, Transkaryotic Therapies, Inc. (“TKT” or the “Company”) sold $90 million principal amount of 1.25% senior convertible notes due 2011 (the “Notes”). In connection with the sale of the Notes, the Company granted to the underwriters of the offering an overallotment option to purchase an additional $10 million principal amount of the Notes within 45 days of the offering pursuant to an underwriting agreement (the “Underwriting Agreement”) entered into with JP Morgan Securities Inc., as representative of the several underwriters,  dated April 28, 2004.   On June 17, 2004, the Company sold $4 million principal amount of  Notes purusant to the exercise of the underwriters' overallotment option.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 17, 2004	TRANSKARYOTIC THERAPIES, INC.

	By:	/s/Gregory D. Perry
Gregory D. Perry Vice President and Chief Financial Officer